EXHIBIT 99.1

LANDSEA HOMES EXPANDS FLORIDA HOMEBUILDING PORTFOLIO BY ACQUIRING HANOVER FAMILY BUILDERS

●	Positions Landsea Homes as the seventh largest homebuilder in Central Florida based on LTM home deliveries
●	Establishes strong presence in the affordable segments of the market
●	Adds more than 4,100 homesites including 18 active selling communities and $200 million in backlog
●	Accretive to earnings and return profile in Fiscal Year 2022 and beyond

Newport Beach, Calif. (January 19, 2022) — Landsea Homes Corporation (Nasdaq: LSEA) (“Landsea Homes” or the “Company”), a publicly traded residential homebuilder, announced today the completion of its acquisition of Hanover Family Builders (HFB), an Orlando-based homebuilder for a purchase price of $179.3 million, subject to certain post-closing adjustments, plus the assumption of debt of approximately $69.3 million which was refinanced with the Company’s unsecured revolving credit facility. In 2021, Hanover closed 632 homes at an average selling price of $328,323 and ended the year with more than 4,100 lots under control, 469 homes in backlog worth more than $200 million and 18 active communities.

“In 2021, Landsea Homes surpassed the milestone of $1.0 billion in revenues and completed our first year as a public company. We believe our acquisition of Hanover Family Builders is another truly transformative event for the Company,” said John Ho, Chief Executive Officer, Landsea Homes. “With the closing of this transaction, we have increased our lots under control to over 12,800 and further accelerated our asset-light strategy by increasing our controlled lots to approximately 50% of our total lot inventory. We have also grown our active community count by more than 50% from our December 31, 2021 year end. This transaction vaults Landsea Homes into one of the leading positions in the Orlando area, a very attractive homebuilding market, and reaffirms our strategy of quickly becoming one of the top homebuilders in the markets we serve. Additionally, Hanover’s focus on the more affordable segments of the market aligns strongly with our broader product positioning goals.”

Ho continued, “With 469 homes in backlog as of December 31, 2021 at an attractive margin profile, we expect that our acquisition of Hanover Family Builders will have an immediate impact to our earnings and, will drive our return on beginning equity to exceed 20% in fiscal year 2022 and beyond. Thanks to the structuring of this deal, and the well capitalized nature of our balance sheet, our leverage ratios remain in good shape following the closing of the transaction, with a pro-forma debt-to-total capital ratio as of December 31, 2021, of approximately 43% and a net-debt-to-total capital ratio below 33%, as calculated by our credit agreement.”

Founded in 2017 by brothers Matt, Steve and Andrew Orosz and homebuilding veteran Colby Franks, Hanover Family Builders began with nine communities in the Orlando region, in Osceola, Lake and Polk counties. Prior to founding Hanover Family Builders, Bill Orosz and the Orosz family has had a long homebuilding history in Florida, creating Royal Oak Homes in 2011, which the family sold in 2014. The Orosz family also formed Cambridge Homes in the 1990s before selling it in 2005, when it was one of Central Florida’s largest private homebuilders. Over the decades, the various companies have received numerous accolades for their growth rate, customer service and commitment to the community. Builder Advisor Group represented Hanover Family Builders as its broker in this transaction.

“Hanover Family Builders has established a great reputation for providing wonderful homes and outstanding customer service across Central Florida,” said Ho. “Given their strong track record, local market knowledge and long-standing relationships, we believe that Hanover will play an integral role as we expand in this region.”

Landsea Homes entered the Florida housing market last year, with the acquisition of Vintage Estate Homes. With that purchase, Landsea Homes began providing homes in the Orlando area, including Palm Bay, Palm Coast, Ormond Beach, Lake Helen, Sorrento, Merritt Island and DeBary.

“We were very impressed with Landsea Homes’ strategic approach and commitment to building great homes with top-tier customer service – values that closely align with ours,” said Hanover Family Builders Co-President, Steve Orosz. “Their senior leadership team is experienced and thoughtful, and they have created a culture of integrity that is dedicated to ensuring they provide best-in-class homes in each of their markets. We are honored to join one of the homebuilding industry’s rising stars.”

In just eight short years, Landsea Homes has grown into one of the premier national homebuilders, with a strong and successful presence in each of their key markets including Arizona, Northern and Southern California, Texas and Florida.

Ho concluded, “Our mission is to create a best-in-class homebuilding company that focuses on delivering high-quality homes at a great value to our customers, while providing superior customer service. Hanover Family Builders fits perfectly into that mission and we are excited to welcome them into the Landsea Homes family.”

For more information about Landsea Homes, visit http://www.landseahomes.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, our expectations for future financial performance, business strategies or expectations for our business. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Landsea Homes cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “look,” or similar expressions may identify forward-looking statements. Specifically, forward-looking statements may include statements relating to: The anticipated benefits of the acquisition of Hanover Family Builders, and the timing thereof; the future financial performance of Landsea Homes; changes in the market for Landsea Homes’ products and services; future performance and growth in markets in which Landsea Homes operates, and other expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of the press release and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, the risk factors described by Landsea Homes in its filings with the Securities and Exchange Commission (“SEC”). These risk factors and those identified elsewhere in this press release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: the ability to recognize the anticipated benefits of the acquisition, which may be affected by, among other things, competition, the ability to integrate the acquired business and the ability of the acquired business to grow and manage growth profitably; unforeseen costs related to the transaction; the outcome of any legal proceedings that may be instituted against Landsea Homes; changes in applicable laws or regulations; the inability to launch new Landsea Homes projects or to profitably expand into new markets; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated in Landsea Homes’ SEC reports or documents filed or to be filed with the SEC by Landsea Homes.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and you should not place undue reliance on these forward-looking statements in deciding whether or not to invest in our securities. We do not undertake any obligation to update forward-looking statements to reflect events of circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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